INTELLECTUAL PROPERTY ASSIGNMENT

THIS ASSIGNMENT (this “Assignment”) is made as of November 14, 2023, between PHILON LABS, LLC., a Florida limited liability company (the “Assignor”) and MYCOTOPIA THERAPIES, INC., a Nevada corporation (the “Assignee”) (collectively, the “Parties”) with reference to that certain Asset Purchase Agreement, dated as of November 14, 2023, by and between Assignor and Assignee (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

WHEREAS, Assignor is the owner of the intellectual property rights set forth on the attached Schedule A, including all common law rights therein in the United States and any state thereof and in foreign countries (collectively, the “Rights”); and

WHEREAS, pursuant to the Purchase Agreement, Assignee desires to acquire the entire right, title and interest in and to the Rights from Assignor pursuant to this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.Assignor does hereby irrevocably sell, convey, assign, deliver, and transfer to Assignee, its successors, assigns and legal representatives, and Assignee purchases and accepts from Assignor, all of Assignor’s right, title and interest in and to the Rights, including (i) all goodwill associated therewith and symbolized thereby; (ii) any and all rights of priority thereto and renewals thereof; and (iii) all causes of action related to the Rights, including the right to damages and profits, due or accrued, and the right to sue and recover for past, present, and future infringement, misappropriation, violation, misuse, breach or default of the foregoing.

2.Each party shall, without further consideration, cause to be performed such other lawful acts and to be executed such further assignment and other lawful documents as may be reasonably necessary to effect fully the purposes of this Assignment and to permit Assignee to be duly recorded as the registered owner of the Rights, all associated goodwill and all other rights conveyed by this Assignment.

3.This Assignment binds and inures to the benefit of the Parties and their respective parents, subsidiaries, related companies, licensees, successors and assigns and all parties in privity with them.

4.This Assignment shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to principles of conflicts of laws. This Assignment may not be amended except in writing signed by each of the Parties. In the event of any conflict or inconsistency between the provisions hereof and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall be controlling.  The invalidity of any provision of this Assignment or portion of a provision shall not affect the validity of any other provision of this Assignment or the remaining portion of the applicable provision.  This Assignment may be executed in counterparts and by .pdf or facsimile, each of which shall be deemed an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, each Party has caused this Assignment to be executed by its duly authorized officer as of the date first written above.

ASSIGNOR

PHILON LABS, LLC.

By:

Name:  David Gruszka

Title:    Chief Executive Officer

ASSIGNEE

MYCOTOPIA THERAPIES, INC.

By:

Name:  Benjamin Kaplan

Title:    President and Chief Executive Officer

SCHEDULE A

US Patent No.: US 11,744,258 B1

SMART FREEZER FOR ORGANIZINGBREAST MILK STORAGE BAGS

World Intellectual Property Organization International Bureau

International Publication Number WO 2023/019235 Al

SMART FREEZER FOR ORGANIZING BREAST MILK STORAGE BAGS

US Patent Application Publication Pub. No.: US 2022/0354731 A1

Pub. Date: Nov. 10, 2022

CARESS AND THERAPEUTIC MASSAGE APPARATUS AND ASSOCIATED METHOD

Word Mark: PHILL ROBOT

Goods and Services IC 010. US 026 039 044. G & S: Massage apparatus; Massage apparatus for massaging entire body; robotic massage apparatus

Standard Characters Claimed Mark Drawing Code (4) STANDARD CHARACTER MARK

Serial Number 97847341

Filing Date March 20, 2023